Exhibit 23

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.'s 33-80435, 333-38883, 333-55903 and 333-84871) of ITT Educational Services, Inc. of our report dated January 18, 2000 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP
Indianapolis, Indiana
March 8, 2000